Exhibit 99.2
Filed by NetLogic Microsystems, Inc.
Pursuant to Rule 14a-12 Under the Securities Exchange Act of 1934
Commission File No. 000-50838
[Email from Ronald S. Jankov to NetLogic Microsystems employees on September 12, 2011]
Dear NetLogic family,
This morning, we announced that we have entered into a definitive agreement to merge with Broadcom, a global fabless semiconductor leader in wired and wireless communications.
As most of you know, I have been very vocal about how strong our business is and how exciting the prospects are for us given the leading-edge innovations and best-in-class products we bring to the market.
I believe this combination with Broadcom will open up many more doors for us and allow us to invest more aggressively into our R&D product execution and allow us to bring our technologies to a wide set of market opportunities. I truly believe that this creates a very unique opportunity for us to further accelerate our R&D investments and design win momentum across our product families to capitalize on the multiple exciting growth vectors ahead of us. Both companies’ infrastructure product portfolios are benefiting from the same core growth drivers such as LTE, data centers and IPv6, and are found in many of the same platforms across multiple infrastructure end segments. Moreover, Broadcom brings significant additional resources and technologies to help us further expand the opportunities for our existing products.
Perhaps as importantly, we see an unusually strong cultural alignment between the two organizations, as evident from our multi-generational product partnership with Broadcom. Both companies are aggressive, energetic, engineering-centric and driven by an unwavering commitment to innovation and technical leadership. We both have a successful track record of bringing best-in-class products to market, and we believe that bringing together our two like-minded teams will create a new organization that will continue to deliver highly differentiated end-to-end network infrastructure solutions for our customers.
We anticipate the deal will close in the first half of 2012. Until then, it is business as usual. Please review the regulatory Do’s and Don’ts document attached to this email. I cannot stress enough how important it is that we follow these guidelines while we wait for the deal to officially close.
We will have an all-hands employee meeting for our Santa Clara employees at 9:30am on the 8th floor of our HQ to discuss the transaction and answer any questions you may have. We will have a BBQ on the rooftop of the parking garage following that. We will also be sending out details about additional communications events for other sites shortly.
I am personally very excited about the opportunities ahead of us, and look forward to talking to you soon.
Sincerely,
Ron Jankov
President and CEO

Additional Information about the Merger and Where to Find It
In connection with the proposed transaction, NetLogic Microsystems intends to file a definitive proxy statement and other relevant materials with the SEC. Before making any voting decision with respect to the proposed transaction, stockholders of NetLogic Microsystems are urged to read the proxy statement and other relevant materials because these materials will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents to be filed by NetLogic Microsystems with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from NetLogic Microsystems’s website at www.netlogicmicro.com or by contacting NetLogic Microsystems Investor Relations at: investors@netlogicmicro.com.
Investors and security holders of NetLogic Microsystems are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.
NetLogic Microsystems and Broadcom and each of their respective executive officers, directors and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from NetLogic Microsystems’s stockholders in favor of the proposed transaction. A list of the names of NetLogic Microsystems’s executive officers and directors and a description of their respective interests in NetLogic Microsystems are set forth in NetLogic Microsystems’s annual report on Form 10-K for the fiscal year ended December 31, 2010, the proxy statement for NetLogic Microsystems’s 2011 Annual Meeting of Stockholders and the proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Certain executive officers and directors of NetLogic Microsystems have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the proxy statement relating to the merger when it becomes available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Broadcom’s executive officers and directors by reading Broadcom’s proxy statement for its 2011 Annual Meeting of Shareholders.